UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 13, 2013, K & R, LLC (“K & R”) made a $500,000 refundable, non-interest bearing deposit with Industrial Services of America, Inc. (the “Company") related to K & R's potential purchase of a piece of the Company's real property located at 1565 East 4th Street in Seymour, Indiana. The parties continue to negotiate the terms of the potential transaction. The Company is permitted and intends to use the deposited funds for general corporate purposes. If the parties are unable to agree to the terms of a transaction, the Company is obligated to refund the deposit to K & R.

K & R is wholly owned by Kletter Holding, LLC which is wholly-owned by Harry Kletter, our former Chairman and Chief Executive Officer. As of September 13, 2013, Mr. Kletter beneficially owned 1,752,870 shares, or 24.79%, of the Company's issued and outstanding common stock.

The Company also leases certain real property and equipment from K & R, and receives certain consulting services from K & R, all as more fully described in the section of the Company's Definitive Proxy Statement for the 2013 Annual Meeting of Shareholders titled “Certain Relationships and Related Transactions.” The 2013 Proxy Statement was filed with the Securities and Exchange Commission on June 6, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	September 19, 2013	By:	/s/ Alan Schroering
Alan Schroering
Vice-President of Finance and Interim Chief Financial Officer